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                                                      Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS



  To the Shareholders of Astea International Inc.

       As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated February 18, 1997 included in Astea International Inc.'s previously filed annual report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                           ARTHUR ANDERSEN LLP

  Philadelphia, PA
  September 3, 1997